EXHIBIT 5.1

June 27, 2024

Energous Corporation
3590 North First Street, Suite 210
San Jose, California 95134

Re:	Registration Statement on Form S-8 of Shares of Stock, par value $0.00001 per share, of Energous Corporation

Ladies and Gentlemen:

We have acted as counsel to Energous Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) with respect to up to 462,200 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), that may be issued as follows: (i) up to 456,000 Shares that may be issued under the Company’s 2024 Equity Incentive Plan and (ii) up to 6,200 Shares that may be issued under the Company’s Amended and Restated Employee Stock Purchase Plan (each, a “Plan” and collectively, the “Plans”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purposes of this opinion. In giving this opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued by the Company pursuant to the Plans, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Coie LLP